Exhibit 10.1

INDUSTRIAL BUILDING LEASE

THIS LEASE is made as of this 18th day of December, 2009 between **LAKEVIEW XII VENTURE, LLC**, a Delaware limited liability company ("**Landlord**"), and **C&H SERVICE, LLC**, a Delaware limited liability company ("**Tenant**").

ARTICLE I - LEASE TERMS

Section 1.1. Definitions. In addition to the other terms, which are elsewhere defined in this Lease, the following terms and phrases, whenever used in this Lease shall have the meanings set forth in this Section 1.1, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere herein.

A. **Base Rent Schedule**:

Period	Annual Base Rent	Monthly Base Rent
June 1, 2010 – September 30, 2010 (subject to Section 5.4)	$902,882.85	$75,240.24
October 1, 2010 – September 30, 2011	$902,882.85	$75,240.24
October 1, 2011 – September 30, 2012	$920,940.51	$76,745.04
October 1, 2012 – September 30, 2013	$939,359.32	$78,279.94
October 1, 2013 – September 30, 2014	$958,146.50	$79,845.54
October 1, 2014 – September 30, 2015	$977,309.43	$81,442.45
October 1, 2015 – September 30, 2016	$996,855.62	$83,071.30
October 1, 2016 – September 30, 2017	$1,016,792.74	$84,732.73
October 1, 2017 – September 30, 2018	$1,037,128.59	$86,427.38
October 1, 2018 – September 30, 2019	$1,057,871.16	$88,155.93
October 1, 2019 – September 30, 2020	$1,079,028.59	$89,919.05

B. **Commencement Date:** June 1, 2010 (Subject to Section 3.3).

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C. **Initial Monthly Rent Adjustment Deposit:** $25,872.08

(i) Initial Tax Deposit: $17,160.05
(ii) Initial Expense Deposit: $8,712.03

D. **Landlord's Broker:** Paine/Wetzel Real Estate Services.

E. **Landlord's Mailing Address:**

c/o CenterPoint Properties Trust
1808 Swift Road
Oak Brook, Illinois 60523
Attention: Mr. Sean Maher

F. **Security Deposit:** $0.

G. **Tenant's Broker:** CB Richard Ellis, Inc.

H. **Tenant's Mailing Address:**

C&H Service, LLC
770 South 70th Street
Milwaukee, Wisconsin 53214
Attn: Chief Financial Officer

I. **Tenant's Proportion:** 70.25%.

J. **Term:** The one hundred twenty-four (124) month term, commencing as of the Commencement Date and ending on the Termination Date, unless sooner terminated by Landlord as provided hereunder.

K. **Termination Date:** September 30, 2020.

L. **Use:** General office, storage, light assembly and distribution of goods.

M. **Guarantor:** TAKKT AG, a German stock noted company.

N. **Force Majeure:** any event or circumstance which is beyond the control of Landlord including, without limitation, any delay in securing a building permit or in obtaining all required approvals from any Governmental Authority (as herein defined), strikes, lockouts, picketing (legal or illegal), acts of God or the public enemy, governmental restrictions or actions, fire or other casualty, accidents, unavailability of fuel, power, supplies or materials, unusual adverse weather conditions, acts or omissions of any labor or material contractor or the passage or application of any Legal Requirements or moratorium of any Governmental Authority which has the effect of preventing or delaying progress on the Improvements (as herein defined), and Tenant Delay (as herein defined); provided however, the lack of funds or failure to obtain financing shall not be deemed a cause beyond the control of Landlord.

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O. **Force Majeure Delay:** any interruption or delay in the progress of the Improvements which is the result of Force Majeure. Any delay which is the result of Force Majeure shall be deemed to be a Force Majeure Delay notwithstanding that Landlord or its contractor with respect to the time period for which the Force Majeure Delay is being claimed is concurrently delayed by events within its control.

P. **Tenant Delay:** any interruption or delay in the progress of the Improvements which is the result of: (i) the failure of Tenant to approve the Final Plans or any portion thereof; (ii) delays in construction due to a Change Order (as herein defined) requested by Tenant or any member of the Tenant Group (as herein defined); (iii) the failure of Tenant to make selections or grant approvals when required; (iv) any other act or omission of Tenant, any member of the Tenant Group or any person, firm or entity claiming by, through or under any of them; or (v) with respect to the period during which Tenant occupies the Premises or any portion thereof, boycotts, work stoppages, strikes or other labor unrest at the Project resulting from the actions of Tenant or any member of the Tenant Group.

Q. **Governmental Authority:** any federal, regional, state, county or municipal government (including, without limitation, any agency, authority, subdivision, department or bureau thereof).

R. **Legal Requirements:** (i) any and all obligatory laws, statutes, codes, ordinances, requirements, standards, plats, plans, criteria, orders, directives, rules and regulations of any Governmental Authority affecting the improvement, alteration, use, maintenance, operation, occupancy, security, health, safety and environmental condition of the Premises or any part thereof (or any occupants therein, as the context requires) including, without limitation any Environmental Laws (as hereinafter defined), (ii) the Restrictions (as hereinafter defined), and (iii) any documents, rules, regulations, standards or criteria set forth or referenced therein or promulgated by the Landlord or any governing body or entity exercising jurisdiction over the Premises, in any case, whether in force at the Commencement Date or passed, enacted or imposed at some time in the future, and shall include all permits, licenses, certificates, authorizations and approvals required in connection with any of the foregoing.

S. **Substantial Completion:** with respect to the Improvements shall be deemed to occur on the date when the architect that prepared the Final Plans states as follows: (i) the Improvements have been completed (except for Punchlist items which, to the information and belief of such architect, do not materially or adversely affect Tenant's use of the Premises in any material respect); and (ii) the base Building systems and equipment serving the Premises are in good working condition.

Section 1.2. Significance of Definitions. Each reference in this Lease to any of the Definitions contained in Section 1.1 of this Article shall be deemed and construed to incorporate all of the terms provided under each such Definition.

Section 1.3. Enumeration of Exhibits. The exhibits in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.

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Exhibit "A" Premises and Expansion Premises
Exhibit "B" Legal Description
Exhibit "C" Form of Estoppel Certificate
Exhibit "D" Outline Specifications for Improvements

ARTICLE II – PREMISES

Section 2.1. Lease. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord, the demised premises ("**Premises**"), being depicted in the plan attached hereto as **Exhibit "A"**. The Premises are located in the building ("**Building**") located at 8123 116th Street, Pleasant Prairie, Wisconsin, which Building is located on the land ("**Land**") legally described on **Exhibit "B"** attached hereto. The Land and Building are sometimes collectively referred to as the "**Project**".

The lease of the Premises shall be subject to, and Tenant shall at all times during the Term comply with, all covenants, conditions, agreements, easements, encumbrances and restrictions of record affecting the Project (collectively "**Restrictions**"). Prior to Tenant's execution of this Lease, Landlord provided Tenant with a copy of Landmark Title Corporation Title Commitment Number LT-108391 dated as of July 16, 2009 and copies of all recorded documents referenced therein.

Notwithstanding the foregoing, in the event Landlord causes any Restrictions to be amended, supplemented, or otherwise modified, or causes any new, additional, or supplemental Restrictions to be entered into, executed, or recorded with respect to the Project, such amended, supplemented, or modified Restrictions, or such new, additional, or supplemental Restrictions, as the case may be, will not be in any way binding upon Tenant if same (i) materially adversely interferes with or disrupts Tenant's use of or operations within the Premises, (ii) increases any of Tenant's obligations, monetary or otherwise, under the Lease (except to a de minimus extent), or (iii) conflicts with the terms and provisions of the Lease (in which event the terms and provisions of the Lease shall govern and control in the event of any such conflict), except upon the prior written consent of Tenant in each instance, which consent may be granted or withheld in Tenant's sole and absolute discretion. Notwithstanding the foregoing, any action taken by the Lakeview South Property Owners' Association or the Declarant pursuant to the Declaration of Covenants, Restrictions and Easements for Lakeview South recorded with the Kenosha County Register of Deeds as Document No. 1574921 shall be binding on Tenant. Landlord shall provide written notice to Tenant in advance of the proposed adoption of any new, additional, or supplemental Restrictions with respect to the Project together with copies of the same.

ARTICLE III – TERM

Section 3.1. Term. The Term of this Lease shall commence on the Commencement Date and shall end on the Termination Date, unless sooner terminated as hereinafter set forth.

Section 3.2. Prior Installations. To enable Tenant to adapt the Premises to its use, Tenant may, at Tenant's sole risk, upon advance written notice to Landlord, enter into the Premises any time after January 1, 2010 (or upon the Substantial Completion of the office space portion of the

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Improvements, if later) to install Tenant owned furnishings and equipment and to commence business operations; provided, however, that such entry, delivery and installation shall (i) be done in such a manner as not to render the insurance thereon void or interfere in any material respect with the work to be performed by Landlord, (ii) be allowed only to the extent permitted by Governmental Authority, (iii) be performed in such a manner that will not cause any unreasonable interference with Landlord's general contractor or any subcontractors or material suppliers, and (iv) not commence unless insurance reasonably required by Landlord has been provided by Tenant's contractors to Landlord. Such entry, installation and occupancy shall be subject to all the terms and conditions of this Lease (except that Tenant shall not be required to pay the Rent provided for in this Lease, but shall be required to pay for all utilities and any Expenses arising only as a direct result of Tenant's early occupancy, including, without limitation, snow removal). Landlord and Tenant shall cooperate in good faith to allow each to perform its work in the Premises without unreasonable interfering with the other. In the event that Tenant, or anyone acting by, through or under Tenant, interferes with Landlord's ability to construct the Improvements (as herein defined), and such interference does not cease following notice thereof from Landlord, then upon written notice from Landlord to Tenant, Landlord may terminate Tenant's right to occupy the Premises prior to Substantial Completion of the Improvements.

Section 3.3. __Delay in Commencement__. In the event that Substantial Completion of any portion of the Improvements does not occur on or before the Commencement Date set forth herein, then, the actual Commencement Date and Termination Date shall be extended by one (1) day for each day from and after the original Commencement Date and Termination Date set forth herein until Substantial Completion of the Improvements; provided, however, there shall be no such extension in the event Substantial Completion has not occurred due to a Tenant Delay. In addition, in the event that Substantial Completion of the Improvements does not occur on or before August 31, 2010 (such date as extended due to Force Majeure Delay and Tenant Delay is hereinafter referred to as the "**Outside Date**"), then, as Tenant's sole remedy, Landlord shall pay to Tenant, the amount per day for base rent that Tenant is obligated to pay and actually pays to its existing landlord, Benderson Properties, Inc., in excess of its current daily base rent, as a result of holding over under its existing lease ("**Existing Lease**") signed by its existing landlord on December 28, 1989 and Tenant on January 3, 1990 for premises located at 5211 South Third Street, Milwaukee, Wisconsin. The amount due from Landlord to Tenant pursuant to this __Section 3.3__, if any, shall be paid within fifteen (15) days after Tenant has paid to the landlord under the Existing Lease the daily base rent due as a result of holding over and delivered to Landlord evidence of the amount paid. Tenant certifies that it is obligated under the Existing Lease to pay two hundred percent (200%) of its current base rent per day for each day it holds over and that the current daily base rent is $3,626.71.

__ARTICLE IV – CONDITION OF PREMISES__

Section 4.1. __Disclaimer Regarding Premises__. Except for the construction of the Improvements described in __Article XXXIV__ herein, the express representations and warranties of Landlord set forth in this Lease and Landlord's repair obligations set forth in this Lease, Tenant agrees to accept the Premises in an absolutely "as is" condition, and Tenant acknowledges that Landlord, its agents, attorneys, representatives and employees have not and do not make any representations or warranties, express or implied, to Tenant regarding the Premises or the Project. Landlord hereby represents and warrants to Tenant that, to Landlord's knowledge, except as may be

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disclosed in that certain AAI Phase I Environmental Site Assessment and that certain Environmental Business Risk Assessment Report, both dated September 21, 2009 and prepared by Carlson Environmental, Inc., a copy of such reports have been previously delivered to Tenant, there are no Pre-Existing Conditions (as herein defined) at the Premises and that Landlord has not received written notice from any governmental authority indicating that the Premises is not in compliance with all Environmental Laws. In addition, Landlord warrants that upon the Commencement Date, the Use of the Premises is permitted under the Pleasant Prairie, Wisconsin zoning ordinance and the Building (including sprinkler systems) as constructed shall be in compliance with such zoning ordinance. For purposes of this Lease, whenever the phrase the "knowledge" of Landlord is used, it shall be deemed to refer to the actual knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Thomas Philbin, the regional manager of the Project for CenterPoint Properties Trust, the manager of the Project for Landlord. Such individual has no personal liability hereunder or otherwise.

ARTICLE V – RENT

Section 5.1. Base Rent. Tenant agrees to pay to Landlord, monthly in advance, without offset or deduction, except as specifically allowed herein, base rent for the Term ("**Base Rent**") in the amount of the Monthly Base Rent set forth in the Base Rent Schedule commencing on the Commencement Date (subject to Section 5.4 below) and continuing on the first day of each month thereafter for the balance of the Term of this Lease. In addition thereto, Tenant shall pay all such other amounts as are herein described as "**Additional Rent**" in the manner and at the time specified in this Lease. The term "**Rent**" when used in this Lease shall include all Base Rent payable under this Section 5.1, as well as the charges herein described as Additional Rent. All Rent payable hereunder shall be payable to Landlord at 1808 Swift Drive, Oak Brook, Illinois 60523, or as Landlord may otherwise from time to time designate in writing.

Section 5.2. Base Rent Adjustment. In addition to the Base Rent payable by Tenant hereunder, Tenant shall pay to Landlord, as Additional Rent, the Rent Adjustment described in this Section 5.2 without set off or deduction. Until such time as Tenant receives the first Adjustment Statement provided for in clause (C) of this Section 5.2, Tenant shall, commencing on the Commencement Date and on the first day of each and every month thereafter, make the Initial Monthly Rent Adjustment Deposit specified in Article I hereof.

A. For the purposes of this Lease:

(1) The term "**Calendar Year**" shall mean each calendar year or a portion thereof during the Term.

(2) The term "**Expenses**" shall mean and include all expenses paid or incurred by Landlord for managing, owning, maintaining, operating, insuring, replacing and repairing the Project, the appurtenances and personal property used in conjunction therewith to the extent any of the same are not required to be performed by Landlord at its expense pursuant to Section 8.2A of this Lease, including, but not limited to, a management fee in an amount equal to two percent (2%) of the base rent

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for the Project, whether the management services are performed by Landlord, an affiliate of Landlord, or by a third party. With respect to those portions of Expenses relating to snow removal, landscaping and fire protection ("**Services**"), Landlord agrees to annually or seasonally, as the case may be, obtain three (3) bids (each a "**Bid**" and collectively, "**Bids**") for each of the Services and deliver copies of said Bids to Tenant. Tenant shall have a period of ten (10) business days after receipt of said Bids to notify Landlord in writing as to which Bid for each of the Services that Tenant wants Landlord to accept ("**Bid Election**"). In the event that Tenant fails to timely notify Landlord of its Bid Election, then Landlord may, at its discretion, accept any of the Bids. Expenses shall not include any reserves for capital improvements or the costs of any repair to the Improvements (as hereinafter defined), the roof or HVAC systems if such repairs are covered by a warranty from a third party, if any. Costs associated with any capital improvement may only be included as part of Expenses subject to the limitation set forth in Section 8.2B. Notwithstanding anything herein to the contrary, in no event shall Landlord be entitled to collect and retain from Tenant more than 100% of the actual expenses (including Taxes) incurred by Landlord in connection with the Project. Landlord estimates that the amount of Expenses for the first year of the Term to be $.35 per square foot per year (excluding any Taxes), provided, however, notwithstanding the estimate, Tenant shall pay its Proportion of the actual Expenses.

(3) The term "**Rent Adjustments**" shall mean all amounts owed by Tenant as Additional Rent on account of Expenses or Taxes, or both.

(4) The term "**Rent Adjustment Deposit**" shall mean an amount equal to Landlord's estimate of Rent Adjustments due for any Calendar Year made from time to time during the Term.

(5) The term "**Taxes**" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which accrue during the Term and are levied or assessed or become a lien against the Project or any portion thereof in any Calendar Year during the Term and any tax in substitution of any of the foregoing. Taxes also include Landlord's reasonable costs and expenses (including reasonable attorney's fees) in contesting or attempting to reduce any taxes, provided any such contest is undertaken by Landlord in good faith. The cost for contesting or attempting to reduce Taxes shall not exceed Five Hundred and No/100 Dollars ($500.00) per year, plus a percentage of the amount of any reduction achieved, provided that Tenant receives Tenant's Proportion of any refund (less costs) of any such Taxes to the extent previously paid by Tenant.

B. Tenant shall pay to the Landlord commencing upon the Commencement Date, as Additional Rent, Tenant's Proportion of Expenses and Taxes attributable to each Calendar Year of the Term. The amount of Taxes attributable to a Calendar Year shall be the amount assessed for any such Calendar Year, even though the assessment for such Taxes may be payable in a different Calendar Year. Notwithstanding the foregoing, the amount of any special assessment

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included in Taxes for any Calendar Year shall be determined as ifLandlord had elected to pay such special assessment in the maximum number ofinstallments allowed by law, and Taxes for a Calendar Year shall only include the installment of such special assessment (including interest and other costs and expenses charged by the applicable assessing authority) relating to that Calendar Year. Tenant shall have no obligation to pay any installments of special assessments due prior to or after the expiration of the Term. C. As soon as reasonably feasible after the expiration ofeach Calendar Year, but in any event within one hundred twenty (120) days after the expiration of each Calendar Year. Landlord will furnish Tenant a statement ("Adjustment Statement") showing the following: (1) Expenses and Taxes for the Calendar Year last ended and the amount of Expenses and Taxes payable by Tenant for such Calendar Year; (2) The amount ofRent Adjustments due Landlord for the Calendar Year last ended, less credits for Rent Adjustment Deposits paid, if any; and (3) The Rent Adjustment Deposit due in the current Calendar Year. Landlord shall also provide reasonable supporting documentation, including paid invoices regarding each item shown on the Adjustment Statement. D. Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord: (1) The amount of Rent Adjustment shown on said statement to be due Landlord for the Calendar Year last ended; plus (2) The amount, which when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year, would provide that Landlord has then received such portion of the Rent Adjustment Deposit as would havetheretofore been th paid to Landlord had Tenant paid one twelfth (1112) of the Rent Adjustment Deposit, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year. Commencing on the first day of the first month after Tenant's receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one twelfth of the Rent Adjustment Deposit shown on said statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. Tenant's obligation to pay the Rent Adjustment shall survive the Term. E. Tenant's payment of the Rent Adjustment Deposit for each Calendar Year shall be credited against the Rent Adjustments for such Calendar Year. All Rent Adjustment Deposits may be co mingled, and no interest shall be paid to Tenant thereon. '181999_9 8 T

F. Tenant shall have the right to audit and review Landlord's books and records relating to an Adjustment Statement at any time within the sixty (60) day period beginning on the date Tenant receives the Adjustment Statement. Landlord will make available to Tenant such of its books and records as are reasonably required for such purpose. In the event Tenant of any discrepancies between any of the amounts set forth on the applicable Adjustment Statement and the actual amount of Expenses or Taxes disclosed by such audit, Tenant's Rent Adjustment Deposit shall be adjusted accordingly based on such amount. In the event that Tenant fails to audit and review Landlord's books and records relating to an Adjustment Statement within said sixty (60) day period, Tenant shall be deemed to have waived its right to do so and the Adjustment Statement shall be deemed approved by Tenant.

G. In the event that Tenant occupies the entire Building and Landlord elects not to contest Taxes, Tenant, in the exercise of its reasonable business judgment, shall have the right to contest any Taxes with the applicable taxing authority, provided that any such contest shall be at Tenant's sole expense and in accordance with applicable law. Landlord shall cooperate with Tenant in any such contest. Any refund received based on any contest, whether by Landlord or Tenant, shall be paid to Tenant to the extent the same represents a refund of Taxes previously paid by Tenant.

Section 5.3. **Interest Charge and Late Charge.** Tenant acknowledges that its late payment of any Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Therefore, if any payment of Rent, or any portion thereof, is not received by Landlord within five (5) business days after the same is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the unpaid amount ("**Late Charge**") (provided, in the case of the first such failure in any twelve (12) month period, such Late Charge shall not apply unless and until Tenant shall have failed to make such payment within five (5) business days following written notice thereof from Landlord). In the event that any overdue payment of Rent is not paid within one month of the due date thereof, an additional Late Charge equal to three percent (3%) of the unpaid amount may be charged by Landlord, and Landlord may charge an additional three percent (3%) of the unpaid amount so over due for each additional month, or fraction thereof, during which any such payment remains past due. Landlord and Tenant agree that the Late Charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered by such non payment by Tenant.

Any amount due from Tenant to Landlord under this Lease, other than the payment of Rent, not paid when due shall bear interest from the date when the same is payable under the terms of this Lease until the same shall be paid at an annual rate of interest equal to fifteen percent (15%) per annum (the "**Delinquency Rate**").

Section 5.4. **Rent Abatement.** Notwithstanding anything to the contrary contained in this Article V and subject to Section 3.3, so long as Tenant is not in default under the terms and conditions of this Lease, Tenant shall be entitled to an abatement (the "**Rent Abatement**") of Base Rent only for the first four (4) months of the Term ("**Abatement Period**"). In the event Tenant is in default (after any applicable grace or cure periods) under the terms and conditions of this Lease during the Abatement Period on the day any installment of Base Rent and Rent Adjustments would

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have been due but for the abatement of Base Rent, then the abatement as set forth above shall no longer be in effect and Tenant shall be obligated, during the period of such uncured default, to pay the monthly installment of Base Rent that would have been due and owing hereunder but for the aforesaid abatement ("**Rent Default Payments**"). Tenant shall not be entitled to a proration of any Rent Default Payments so paid whether or not Tenant cures the default at any time prior to the last day of the calendar month for which such installments were paid. Tenant shall further be obligated to make all required Rent Default Payments until the subject default is cured. After such default is cured, Tenant shall then again be entitled to the monthly Base Rent abatement unless and until another default occurs. In no event shall Tenant be entitled to any extension of the Abatement Period because of any Rent Default Payment made by Tenant.

ARTICLE VI – UTILITIES

Section 6.1. Utilities. Tenant shall pay, directly to the appropriate supplier (except as otherwise set forth in this Section), all costs of natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. The utilities for water and exterior lighting are not separately metered for the Premises and Landlord shall make a reasonable determination of Tenant's share of such utilities thereof and Tenant shall pay its share, as Additional Rent hereunder, within fifteen (15) days after receipt of an invoice from Landlord.

The current utility service providers (each such company shall hereinafter be referred to as a "**Current Service Provider**") are utility companies selected by Landlord to provide service for the Premises. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing service (each such company shall hereinafter be referred to as an "**Alternate Service Provider**") or continue to contract for service from the Current Service Provider, provided that the rates for services do not increase as the result of any such change.

Tenant shall reasonably cooperate with Landlord, the Current Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Current Service Provider and any Alternate Service Provider reasonable access to the Premises' electric lines, feeders, risers, wiring, and any other machinery within the Premises, provided that such access shall not unreasonably interfere with the operation of Tenant's business in the Premises.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, defect, unavailability or unsuitability in the supply or character of the energy furnished to the Premises (each, a "**Service Failure**"), and no such Service Failure shall relieve Tenant from any of its obligations under the Lease. Notwithstanding anything herein to the contrary, if the Premises, or any portion of the Premises, is made untenantable for a period in excess of three (3) consecutive business days as a result of a Service Failure caused by the negligence or willful misconduct of Landlord or any Landlord Indemnified Party (as hereinafter defined), then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period commencing on the fourth (4th) day of such Service Failure or untenantability, as the case may be, and ending on the day such Service Failure has been fully remedied such that the Premises, or such affected portion thereof, are no longer

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untenantable. If the entire Premises has not been affected as described above by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so affected or rendered untenantable, as the case may be.

ARTICLE VII – USE

Section 7.1. Use. The Premises shall be used for the Use only, and for no other purpose.

Section 7.2. **Prohibited Uses**. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord's right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied (i) contrary to any Restriction or any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto, and shall at all times comply with same, (ii) in any manner which would violate any certificate of occupancy, (iii) in any manner which would render the insurance void or the insurance risk more hazardous (except to the extent that Tenant agrees to pay any such increase); provided, it is acknowledged and agreed that Tenant's use and occupancy of the Premises Property for the permitted use hereunder shall not be deemed to increase the rate of insurance on any or all of the Project for purposes hereof, (iv) in any manner which would cause structural injury to the Building, (v) in any manner which would cause the value or usefulness of the Premises or any part thereof to diminish or (vi) in a manner which would constitute a public or private nuisance or waste. Tenant agrees that it will, promptly upon discovery of any such use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such use.

ARTICLE VIII - MAINTENANCE, REPAIR AND REPLACEMENTS OF PREMISES

Section 8.1. **Tenant's Obligations.** Except as set forth in Section 8.2 below, Tenant assumes full and sole responsibility for condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises. Tenant agrees, at Tenant's sole cost and expense, to take good care of the Premises and keep same and all parts thereof, together with any and all alterations and additions thereto, in good order, condition and repair, suffering no waste or injury. Except as set forth in Section 8.2 below, Tenant shall, at its sole cost and expense, promptly perform all maintenance and make all necessary repairs and replacements, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to any equipment now or hereafter located in the Premises, including, without limitation, HVAC systems, lighting and electrical systems, plumbing system, lines and equipment, other mechanical and building systems, dock and loading areas, truck doors, fire sprinklers and protection systems, water, sewer, gas, HVAC and electricity connections, pipes, mains, entries, doors, ceilings, windows, interior walls and interior side of demising walls and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises. All such repairs and replacements shall be of first class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required

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under the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk. Tenant shall obtain and maintain fire extinguishers in the Premises as required by Law. Landlord agrees to use reasonable efforts to enforce all contractor's or subcontractor's warranties, if any, which relate to any of the Improvements (as defined below) and for which Tenant has the obligation to maintain and repair under Section 8.1 above.

Except to the extent any of the following are required based on the improper construction of the Premises by Landlord, or due to any violation of applicable Restrictions or any statutes, rules, orders, ordinances, requirements, regulations or restrictive covenants applicable to the Premises or the Project existing in the Premises or at the Project as of the Commencement Date hereof, Tenant at its own cost and expense also shall promptly comply with any and all governmental requirement to or affecting the Premises or any part thereof, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the Building.

Section 8.2. Landlord's Obligations.

A. Subject to the provisions of Articles X and XIII hereof, Landlord shall, at its sole cost and expense, maintain the structural soundness of the roof, foundation, exterior walls and floor slab. Landlord shall, at its sole cost and expense, replace the roof and/or roof membrane, if required. If any work required to be performed by Landlord under this Section 8.2A is necessitated by Tenant's acts or omissions (including, but not limited to negligence or excessive use, but excluding normal use of the floor slab), then Landlord shall perform the maintenance, repair or replacement at Tenant's sole cost and expense and the amounts payable from Tenant to Landlord therefor shall be deemed Additional Rent and shall be due and payable in full upon Landlord's demand.

B. Landlord shall repair the roof and maintain, repair and replace all plumbing, mechanical and electrical systems located on the Project outside of the Building and serving more than the Premises installed by Landlord and all exterior portions of the Project, including, but not limited to the parking areas and other common areas of the Project, including, but not limited to sidewalks, driveways, alleys and other portions of the Land. Landlord's maintenance obligations shall include, but shall not be limited to, snow removal and landscaping. All costs incurred by Landlord in connection with the foregoing maintenance, repairs and replacements shall be deemed Expenses.

C. In the event Landlord, in its reasonable discretion, determines that the HVAC system (instead of maintenance and repair which shall be Tenant's obligation under Section 8.1) or any component of the Premises (other than roof and/or roof membrane) requires replacement and, if such replacement constitutes a capital expenditure under generally accepted accounting principals and the cost of such replacement exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00), then Landlord shall replace said HVAC system and/or capital item, and the cost thereof shall be amortized on a straight line basis at 8% over the useful life (as reasonably determined by Landlord, at a minimum of ten (10) years and maximum of twenty (20) years). In such event, Tenant shall pay to Landlord monthly, as Expenses and Additional Rent, the monthly amortized cost of performing the replacement for each month during the Term (including any

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Renewal Term) commencing on the date of replacement and ending on the Termination Date (as may be extended by any Renewal Option).

ARTICLE IX – INSURANCE

Section 9.1. Coverage Required of Tenant. Tenant shall procure and maintain, or cause to be maintained, at all times during the Term of this Lease, at Tenant's sole cost and expense, and until each and every obligation of Tenant contained in the Lease has been fully performed, the following insurance coverage:

A. **Worker's Compensation and Employer's Insurance**. Insurance covering all of Tenant's employees for Worker's Compensation, in statutory amounts, and Employer's liability coverage of: $500,000.00 for each accident and a disease policy limit of $500,000.00.

B. **Commercial General Liability Insurance (Primary)**. Commercial General Liability covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises, and /or the Building and otherwise resulting from any acts and operations of Tenant, its agents and employees, with combined single limit of $1,000,000.00 per occurrence and $2,000,000.00 annual general aggregate. Products/completed operation, independent contractors, special form property damage and coverage for insured contracts are to be included.

C. **Automobile Liability Insurance**. When any motor vehicles are used in connection with this Lease, Tenant shall provide Automobile Liability Insurance to include owned, non-owned or hired automobiles and automobile contractual liability with limits of not less than $1,000,000.00 per accident for bodily injury and $1,000,000.00 per accident for property damage and such other coverage as required by Wisconsin law.

D. **Umbrella Liability**. Umbrella Liability Insurance to be excess over the Commercial General Liability, Automobile Liability and Employer's Liability Insurance. The Umbrella Liability policy shall be written on an "occurrence" form with a limit of liability of $5,000,000.00 and a Self-Insured Retention no greater than $10,000.00.

E. **Contents**. Insurance for direct physical damage from special causes of loss in an amount sufficient at all times to pay the greater of (a) the full replacement cost of the equipment used by Tenant at the Premises and (b) the full insurable value of Tenant's Property.

F. **Other Coverage**. Such other policy or policies as are deemed reasonably necessary by Landlord and customarily required to be carried by other tenants of Landlord.

Section 9.2. Tenant's Policies. All insurance policies shall (i) be written with insurance companies authorized to do business in the State of Wisconsin, reasonably acceptable to Landlord, with a minimum A.M. Best rating of A-VII; (ii) name Landlord and Landlord's mortgagee, if any, as additional insured and loss payee as their respective interests may appear and shall contain an Additional Insured Endorsement CG2011 11 85 or its equivalent; (iii) state that the insurance is

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primary and that the insurer shall not be required to seek contribution from any other insurance available to additional insureds; (iv) provide that said policies may not be terminated or modified without thirty (30) days advance written notice to Landlord and its mortgagee, if any; (v) provide that Landlord and its mortgagee, if any, shall receive written notice of non-payment of all insurance premiums due and have the right to cure such non payment within ten (10) days after the receipt of said written notice; (vi) provide defense expense in addition to the limit of liability stated in the policy and (vii) contain a waiver of subrogation endorsement. Tenant shall furnish to Landlord, prior to the Commencement Date, such insurance required to be carried by Tenant, and thereafter as soon as reasonably practicable prior to the expiration of each such policy, certificates of insurance for any required insurance. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Article IX, then Landlord, at Landlord's sole option may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, the Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand, and such amounts shall constitute Additional Rent. Such a failure by Tenant to procure and deliver insurance as required by this Article IX shall constitute a default hereunder, and such default shall not be cured by Landlord's election to procure insurance on Tenant's behalf.

Section 9.3. **Deductibles.** Landlord and Tenant further agree any and all deductibles on insured policies required to be provided by Tenant shall be borne by Tenant.

Section 9.4. **Subrogation.** Landlord and Tenant agree to have all fire and casualty insurance which is required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord's mortgagee, if any. By this clause, the parties intend and hereby agree, that the risk of loss or damage to property shall be borne by the parties' insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease. If Landlord or Tenant elects to self-insure any of the insurance required of Landlord or Tenant hereunder, the party electing to self insure shall be considered an insurance carrier for purposes of this paragraph. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder regardless of the cause, including, without limitation, if caused by the negligence of Landlord, Tenant or their respective agents, partners or employees.

Section 9.5. **Self Insurance.** Notwithstanding anything to the contrary contained in this Lease, the Tenant originally named herein may elect to self-insure any of the insurance required to be carried by it pursuant to this Lease on the following terms and conditions:

A. "Self-insure" shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions of this Lease and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance which amount shall be treated as insurance proceeds for all purposes under this Lease.

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B. All amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of Section 9.4 hereof and shall not limit Tenant's indemnification obligations set forth under this Lease. C. Prior to electing to self-insure, Tenant shall give Landlord thirty (30) days' written notice of Tenant's intention to do so, which notice shall disclose self insured retention and deductibles. D. Tenant's right to self-insure and to continue to self-insure is conditioned upon and subject to: (1) Tenant having a net worth as determined in accordance with generally accepted accounting principles of at least Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) ("Minimum Net Worth"); (2) Tenant having a long-term senior unsecured debt rating of"BBB-" or better from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto and "Baa3" or better from Moody's Investor . Services, Inc. or any successor thereto ("Minimum Credit Rating"); (3) Tenant having maintained gross reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued or otherwise funded ("Loss Reserves"); (4) Upon delivery of written notice of Tenant's intention to self~insure, and annually thereafter, Tenant shall provide to Landlord its most recent audited financial statements; and (5) As of any date during the Term that Tenant does not maintain the Minimum Net Worth, Minimum Credit Rating and Loss Reserves, Tenant shall no longer have the right to self-insure any portion ofthe insurance coverages required of Tenant hereunder, and Tenant shall immediately thereafter procure such insurance without any self-insured retention or deductible amount. E. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall: (1) Undertake the defense of any such claim, including a defense of Landlord, at Tenant's sole cost and expense; and (2) Use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from the insurance proceeds but for such election by Tenant to self-insure. F. In the event that Tenant elects to self-insure, Tenant shall provide Landlord and Landlord's mortgagee, if any, with certificates of insurance or other evidence specifying the 781999_9 15 extent of self-insurance coverage hereunder and containing a waiver of subrogation provision reasonably satisfactory to Landlord. Any insurance coverage provided by Tenant shall be for the benefit of Tenant, Landlord and Landlord's mortgagee, if any, as their respective interests may appear, and shall name Lender's mortgagee under a standard mortgage provision, if applicable.

G. Any self-insurance maintained by Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required by this Lease; consequently, Landlord shall be treated for all purposes as if Tenant had actually purchased such insurance from a third party insurer consistent with the terms of this Lease.

H. If Tenant elects to self-insure, then with respect to any claims which may result from incidents occurring during the term, the self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required pursuant to this Lease would survive.

Section 9.6. Coverage Required of Landlord. Landlord shall maintain comprehensive all-risk insurance for the full replacement cost of the Building, commercial general liability insurance, and such other insurance as deemed reasonably necessary by Landlord (**"Landlord's Insurance"**). Upon the Commencement Date and annually thereafter, if so requested by Tenant, Landlord shall provide Tenant a certificate evidencing that all required insurance is being maintained by Landlord. The cost of Landlord's Insurance and all deductibles paid under this Section 9.6 shall be a part of Expenses. In the event that Tenant exercises its Expansion Option (as herein defined), then at any time after the Expansion Premises Rent Commencement Date (as herein defined), Tenant may deliver a proposal from its insurance carrier setting forth the premium it is willing to charge to issue the Landlord's Insurance (**"Quote"**). In the event that said Quote is for Landlord's Insurance and from an insurance company comparable to Landlord's insurance company in terms of A.M. Best Rating and the premium is less than the premium being paid by Landlord, then Landlord may only include as part of Expenses, the amount of the premium under the Quote for the remainder of the then current calendar year.

ARTICLE X - DAMAGE OR DESTRUCTION

Section 10.1. **Damage: Lease to Terminate.** In the event that the Building or any portion thereof is damaged by fire or other casualty so as to render all or a substantial portion of the Building untenantable, Landlord, within sixty (60) days after the date of such fire or other casualty, shall reasonably estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall advise Tenant by notice (a **"Restoration Notice"**) of such estimate. If it is so estimated that the amount of time required to substantially complete such repair or restoration will exceed twelve (12) months from the date such damage occurred, then Landlord and Tenant each shall have the right to terminate this Lease as of the date of such damage upon written notice given to the other within thirty (30) days after Landlord gives Tenant the Restoration Notice. In the event this Lease is terminated, rent shall abate as of the date after the fire or other casualty that Tenant no longer occupies the Premises.

Section 10.2. **Damage: Lease to Continue.** In the event the Premises are damaged by fire or other casualty and the Lease is not terminated in accordance with Section 10.1, then Landlord

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shall proceed with reasonable diligence to repair and restore the Premises. All such work shall be done by Landlord in a good and workmanlike manner in accordance with all applicable laws. In such event, Rent shall abate in proportion to the non usability of the Premises during the period while repairs are in progress. If the Premises are not repaired or restored within ninety (90) days after the date estimated by Landlord in the Restoration Notice, subject to force majeure and any delays caused by Tenant, Tenant may terminate this Lease effective as of the date of such fire or other casualty by written notice to Landlord given not later than thirty (30) days after Landlord's failure to restore the Premises by the date set forth above. Notwithstanding the foregoing, if the Premises are not repaired or restored within one hundred twenty (120) days after the date estimated by Landlord in the Restoration Notice, subject only to any delays caused by Tenant but not subject to force majeure, Tenant may terminate this Lease in accordance with the foregoing.

ARTICLE XI – LIENS

Section 11.1. Lien Claims. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building, nor shall any interest or estate of Landlord in the Premises or the Building be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises or the Building. Tenant will not permit the Premises or the Building to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant.

ARTICLE XII - TENANT ALTERATIONS

Section 12.1. Alterations. Tenant shall not make any alterations, additions or improvements to the Premises or any portion thereof, including but not limited to areas above, below and surrounding the Premises (collectively, "**Alterations**") without in each instance, the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed; provided, however, upon notice to, but without the consent of Landlord, Tenant shall have the right to make Alterations in the event that the Alterations (i) are non structural, (ii) do not require openings in the roof, floor or exterior walls, (iii) do not affect the floor slab, parking areas, landscaped areas or other common features of the Project, (iv) do not affect any Building system, (v) do not compromise, limit, interfere with, invalidate, violate, weaken or otherwise affect any Engineered Barrier (as defined below) or Institutional Control (as defined below) in effect with respect to the Project, (vi) do not violate, invalidate, cause non-compliance with or otherwise affect the terms of any NFR Letter (defined in Section 30.1) which may be applicable to the Project and (vii) do not cost in excess of $50,000.00 in the aggregate in any twelve (12) month period. For purposes of this Lease, (i) the term "**Engineered Barrier**" means a physical measure for the purpose of preventing or minimizing exposure to Hazardous Materials including, but not limited to fencing, capping, horizontal or vertical barriers, hydraulic controls and alternative water supplies; and (ii) the term "**Institutional Control**" means a legal or administrative tool or action taken to reduce the potential for exposure to Hazardous Materials including but not limited to use restrictions, environmental monitoring requirements and

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site access and security measures. Notwithstanding the foregoing, alterations, additions or improvements that affect any Engineered Barrier or Institutional Control may only be made with the consent of Landlord, which consent may be granted or denied at the sole and absolute discretion of Landlord.

Section 12.2. Alteration Standards and Procedure. Any Alteration by Tenant hereunder shall be done in a good and workmanlike manner in compliance with any applicable governmental laws, statutes, ordinances and regulations. Before commencing any Alterations requiring Landlord's consent: (a) plans and specifications therefor, prepared by a licensed architect, shall be submitted to and approved by Landlord (such approval shall not be unreasonably withheld, conditioned or delayed); (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and approved by Landlord; (d) Tenant shall have furnished Landlord with a satisfactory certificate or certificates from an insurance company reasonably acceptable to Landlord reflecting insurance coverage reasonably acceptable to Landlord; and (e) in the event that the cost of the Alterations exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00), Tenant shall either furnish to Landlord a bond in form and substance satisfactory to Landlord, or such other security reasonably satisfactory to Landlord to insure payment for the completion of all work free and clear of liens. Upon completion of any Alteration by Tenant hereunder, Tenant shall furnish Landlord with a copy of the "as built" plans covering such construction.

Section 12.3. Ownership of Alterations. At Landlord's option, at the termination of this Lease, (i) all Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease; or (ii) any or all of the Alterations must be removed by Tenant and the Premises must be restored to substantially its condition as existing prior to the installation of such Alteration. Prior to performing any Alteration, upon the written request of Tenant, Landlord shall advise Tenant whether 12.3(i) or 12.3(ii) applies with respect to the Alteration to be performed.

Section 12.4. Signs. Tenant shall not place any signs on any part of the Building or Land without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XIII – CONDEMNATION

Section 13.1. Taking: Lease to Terminate. If a portion of the Project shall be lawfully taken or condemned for any public or quasi public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose as before such taking, sale or condemnation, the Tenant's right to possession under this Lease shall end upon the date of the taking, sale or condemnation by the condemning authority. Tenant hereby assigns to Landlord, Tenant's interest in such award, if any; provided, however, any compensation specifically and independently awarded to Tenant for loss of business or good will, relocation expenses, or for its personal property shall be the property of Tenant. If any part of the Project shall be so taken or condemned, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, Landlord and Tenant each shall also have the right to

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. terminate this Lease upon written notice to the other given not less than sixty (60) days prior to the · date of termination designated in such notice. ( I.,· Section 13.2. Taking: Lease to Continue. If a portion of the Premises shall be lawfully i I taken or condemned for any public or quasi public use or pUipose or conveyed under threat ofsuch i condemnation and Landlord or Tenant does not terminate the Lease as permitted by Section 13.1 or !.. as a result of such taking, sale or condemnation, the Premises can be used for the same purpose as before such talcing, sale or condemnation, this Lease shall not terminate. In such event, Landlord., at its sole cost and expense up to the amount of any award, shall, to the extent practical, promptly (subject to extension due to delay because ofmatters beyond the control ofLandlord and Landlord's receipt of condemnation proceeds) repair and restore the Premises. Any award paid as a consequence of such taking, sale or condemnation, shall be paid to Landlord and any sums not disbursed by Landlord in connection with the repair or restoration ofthe Premises shall be retained by Landlord; provided, however, any compensation specifically and independently awarded to Tenant for loss ofbusiness or goodwill, relocation expenses or for its personal property shall be the property of Tenant. In the event of a talcing of any portion of land only that does not materially adversely affect Tenant's operations in the Premises, this Lease shall not terminate and Landlord ·shall not be obligated to repair or restore the Premises. Rent shall abate based upon the portion of the Premises subject to condemnation. ARTICLE XIV - ASSIGNMENT SUBLETTING BY TENANT Section 14.1. No Assignment, Subletting or Other Transfer. Except as otherwise set forth in Section 14.5 below, Tenant shall not assign this Lease or any interest hereunder, nor shall Tenant sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without the express prior written consent of Landlord., which consent shall not be unreasonably withheld, conditioned, or delayed. Consent by Landlord pursuant to this Article shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any reasonable costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting. In connection with any request for a sublease, Tenant shall provide Landlord with a- copy of the proposed sublease agreement and financial information from the proposed subtenant reasonably acceptable to Landlord. · Section 14.2. Operation of Law. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation oflaw, or convey, mortgage, pledge or encumber this Lease or any interest hereunder. Section 14.3. Excess Rental. If Tenant shall, with Landlord's prior written consent as herein required, sublet the Premises, fifty percent (50%) of the rental in excess ofthe Base Rent and any Additional Rent herein provided, after deducting therefrom any and all reasonable and actual costs and expenses incurred by Tenant in connection with such sublease, shall be paid by Tenant to Landlord promptly when due under any sublease as Additional Rent due hereunder. Section 14.4. Merger or Consolidation. Subject to Section 14.5 below, if neither Guarantor nor Tenant is a stock noted company or a corporation whose stock is publicly traded, any 781999_9 19 transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Article XIV. If Tenant is a partnership or limited liability company, and Guarantor is not a stock noted company or a corporation whose stock is publicly traded, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or a change in any partner's or member's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this assignment of this Lease by Tenant subject to the provisions of this Article XIV. As used in this Section 14.4, the term "**control**" means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction (directly or indirectly) of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.

Section 14.5. Permitted Transfers. Landlord's consent shall not be required for an assignment or sublet to a Tenant Successor (as hereinafter defined) or Tenant Affiliate (as hereinafter defined), provided that: (i) prior written notice of such subletting or assignment is delivered to Landlord at least ten (10) days before the effective date of such subletting or assignment; (ii) there is no continuing Event of Default by Tenant under this Lease; (iii) if an assignment such assignee shall execute and deliver to Landlord an instrument in writing, acceptable to Landlord in its reasonable discretion, fully assuming all of the obligations and liabilities imposed upon Tenant hereunder; and (iv) Guarantor consents to the assignment or sublease and acknowledges that its guaranty of this Lease remains in full force and effect (subject to the terms of the guaranty). As used herein, the term "Tenant Successor" shall mean any entity (i) which results from a merger or consolidation with the original Tenant under this Lease or (ii) which acquires all or substantially all of the stock, membership interests or assets of the original Tenant under this lease for a legitimate business purpose; and the term "Tenant Affiliate" shall mean any entity which is controlled by, controls, or is under common control with (A) the original Tenant named in this lease, or (B) a Tenant Successor. For purposes of the foregoing, the term "control" means the power to direct the management and policies of the subject entity, either directly or indirectly, whether through the ownership of voting securities or other beneficial interests or otherwise.

Section 14.6. No Release of Liability. Subject to the terms of the guaranty executed by Guarantor, no assignment or subletting shall relieve Guarantor or Tenant of its obligations hereunder, and Guarantor and Tenant shall continue to be liable as a guarantor or principal, respectively, to the same extent as though no assignment or sublease had been made.

ARTICLE XV - ANNUAL STATEMENTS

Section 15.1. Financial Statements. So long as Guarantor is a publicly held or stock noted company with its most recent annual reports or annual audited financial statements available online, Tenant shall have no obligation to deliver any of the Financial Information to Landlord otherwise

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required in this Section, except upon the written request of Landlord in connection with a sale or financing of the Project and then only to the extent such information is available to the public. In the event that Guarantor is no longer a publicly held or stock noted company, then Tenant agrees to timely provide financial information as reasonably requested by Landlord in writing from time to time (but in no event more than once per year or more than once in the event of a sale or financing of the Project), including, but not limited to, annual financial statements audited by independent certified public accountants and any other financial information reasonably requested by Landlord (collectively, **"Financial Information"**). Tenant agrees that Landlord may deliver the Financial Information to any lender, prospective lender or prospective purchaser of the Premises. Tenant hereby further agrees that the Financial Information submitted by it to Landlord, and by Guarantor, whenever furnished to Landlord and whether or not requested by Landlord, are material inducements to the execution by Landlord of this Lease. Tenant represents and warrants that such Financial Information is, and all Financial Information, whenever furnished to Landlord and whether or not requested by Landlord, shall be true, correct and complete in all material respects and shall fairly present the financial condition of Tenant (and Guarantor) for the respective periods covered thereby, and that since the date thereof there has been no material adverse change in such financial condition or operations of the applicable party.

ARTICLE XVI - COSTS AND EXPENSES OF LITIGATION

Section 16.1. Costs and Expenses of Litigation. Landlord and Tenant each agree to pay, and to indemnify and defend the other (the **"Indemnified Party"**) against, all costs and expenses (including reasonable attorneys' fees) incurred by or imposed upon the Indemnified Party by or in connection with any litigation to which it becomes or is made a party without fault on its part, whether commenced by or against the other party, or any other person or entity or that may be incurred by the Indemnified Party in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default hereunder or upon expiration or earlier termination of this Lease. The foregoing notwithstanding, should Tenant or Landlord bring an action against the other to enforce the terms of this Lease, the prevailing party in such action shall be considered the Indemnified Party. The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease.

ARTICLE XVII - ESTOPPEL CERTIFICATES

Section 17.1. Estoppel Certificate. Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten (10) business days' prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord's mortgagee, purchaser, or any other third party designated by Landlord, to the extent factually accurate, a statement in writing in substantially the form of **Exhibit "C"** attached hereto. Tenant further agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee, provided that Tenant shall not be required to disclose any financial information other than to the extent provided in Section 15.1.

Tenant agrees at any time and from time to time, upon not less than ten (10) business days' prior written request by Landlord, to cause Guarantor to execute, acknowledge and deliver to

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Landlord, Landlord's mortgagee, purchaser, or any other third party designated by Landlord, to the extent factually accurate, a statement in writing in substantially the form of **Exhibit "C"** attached hereto modified to refer to the guaranty of this Lease executed by Guarantor. Tenant further agrees to cause Guarantor to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee, provided that Guarantor shall not be required to disclose any financial information other than to the extent provided in Section 15.1.

Landlord agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten (10) business days' prior written request by Tenant, Landlord will execute, acknowledge and deliver to Tenant, Tenant's lenders, any assignee hereunder, or any other third party designated by Tenant, to the extent factually accurate, a statement in writing in substantially the form of **Exhibit "C"** attached hereto (with appropriate modifications to account for such statement coming from Landlord). Landlord shall consent to, and shall reasonably cooperate with Tenant in connection with, reasonable and customary financing arrangements entered into by Tenant which result in Tenant's granting of liens against any of the trade fixtures, equipment, installations, personal property, or other items located installed or placed by Tenant in the Premises, including, without limitation, the execution of commercially reasonable landlord lien subordination and estoppel documents.

ARTICLE XVIII - INSPECTION OF PREMISES

Section 18.1. Inspections. Tenant agrees to permit Landlord and any authorized representatives of Landlord, to enter the Premises at all reasonable times on reasonable advance notice for the purpose of inspecting the Premises. Any such entry shall be in the company of an authorized representative of Tenant and shall not unreasonably interfere with Tenant's use or occupancy of, or the operation of Tenant's business in, the Premises. Landlord shall not be required to delay entry and inspection due to the unavailability of Tenant from time to time. Notwithstanding the foregoing, in the case of an Emergency Situation (as defined in Section 22.1) or upon the occurrence of an Event of Default (as defined in Section 20.1), no prior notice shall be required. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person.

Section 18.2. Signs. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours on reasonable advance notice to exhibit the same for the purpose of sale, mortgage or lease, and during the final nine (9) month period of the Term hereof, Landlord may display on the Premises customary "For Sale" or "For Rent" signs.

ARTICLE XIX – FIXTURES

Section 19.1. Building Fixtures. The Building and all other improvements located on the Land, including, but not limited to, all structural components of the Building and all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment and other articles of personal property used in the operation of the Premises, whether or not attached or affixed to the Premises, together with all Alterations and Tenant's Property which by the terms of this Lease become the

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property of Landlord (collectively, "**Building Fixtures**"), shall be and remain a part of the Premises and shall constitute the property of Landlord.

Section 19.2. **Tenant's Property.** Except as otherwise expressly provided by the terms of this Lease, all of Tenant's trade fixtures and other personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than Building Fixtures, shall be and remain the personal property of Tenant, and the same are herein referred to as "**Tenant's Property.**"

ARTICLE XX – DEFAULT

Section 20.1. **Tenant's Default.** Tenant agrees that the occurrence of any one or more of the following events shall be considered an "**Event of Default**" as said term is used herein:

A. Entry of an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, if such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

B. Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or

D. Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty days from the date of entry or granting thereof; or

F. Tenant shall default in making any payment of Rent or other payment required to be made by Tenant hereunder when due and such failure continues for ten (10) days after Tenant's receipt of written notice from Landlord of such failure; provided, however, in the event that Landlord gives Tenant written notice under this Section 20.1F on two (2) occasions during any twelve (12) month period during the Term, no further written notice shall be required under this Section 20.1F and it shall be an Event of Default if Tenant shall default in making any payment of Rent or other payment required to be made by Tenant hereunder when due and such failure continues for ten (10) days.

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G. Tenant shall fail to carry all required insurance under this Lease and such failure continues for ten (10) days after Tenant's receipt of written notice from Landlord of such failure; or

H. Tenant, or any Guarantor, has made any material misrepresentation or failed to disclose a material fact in connection with any Financial Information submitted or furnished to Landlord by Tenant or any Guarantor;

I. Without Landlord's prior written consent and subject to Section 14.5 hereof, Tenant shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or dispose of all or substantially all of its assets; or

J. If Tenant shall default in the performance of any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 20.1 and such default shall continue for thirty (30) days after notice thereof in writing by Landlord to Tenant, or if such default or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30) day period, if Tenant shall not in good faith and within the period of thirty (30) days commence the curing of such default and pursue the curing of such default continuously and diligently and in good faith to the end that such default shall be cured within such minimum period in excess of thirty days as may be reasonably necessary to cure such default through pursuing such cure promptly, diligently, continuously and in good faith; provided, however, that such additional period beyond thirty days shall not apply to a default that creates a clear and present danger to persons or property or materially adversely affects the Premises, or if the failure or default by Tenant is one for which Landlord (or any officer or other agent or beneficial or other owner thereof) may be subject to fine or imprisonment.

Section 20.2. **Landlord's Default**. Landlord shall be in default hereunder if it shall fail to perform any covenant, promise or agreement on its part contained in this Lease, and such failure shall continue for thirty (30) days after notice thereof in writing by Tenant to Landlord, provided Landlord shall not be in default hereunder if such failure cannot with due diligence and good faith be cured within such thirty (30) day period, provided Landlord in good faith and within the thirty (30) day period commences the curing of such failure and thereafter pursues the curing of such failure continuously and diligently and in good faith to completion so that such failure shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such failure for pursuing the same promptly, diligently, continuously and in good faith; provided, however, that such additional period beyond thirty (30) days shall not apply to a default that creates a clear and present danger to persons or property or materially adversely affects the Premises or if the failure is one for which Tenant or any officer or other agent or beneficial or other owner thereof may be subject to fine or imprisonment. In the event of a Landlord default not cured within the applicable cure period (i) Tenant may exercise the remedies set forth in Section 21.10 hereof and (ii) Tenant shall have the obligation to use all commercially reasonable efforts to mitigate its damages to the extent required by law.

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ARTICLE XXI – REMEDIES

Section 21.1. **Landlord's Remedies.** Upon the occurrence of any Event of Default and at any time thereafter, Landlord may, at its election, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein:

A. Landlord may terminate this Lease by giving to Tenant written notice of Landlord's election to do so, in which event the Term and all right, title and interest of Tenant hereunder shall end on the date stated in such notice;

B. Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice;

C. Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord by a suit or suits in equity or at law for the performance of any covenant or agreement herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (i) injunctive relief, (ii) recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease, and (iii) any other damages incurred by Landlord by reason of Tenant's default under this Lease; and

D. Landlord may reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any other breach of this Lease.

Section 21.2. **Reentry to Premises.** Should Landlord elect to reenter as provided herein with or without terminating this Lease, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, rent the Premises or any part of the Premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the Rent due in connection therewith. Landlord shall not be required to accept any tenant offered by Tenant or any third party or observe any instruction given by Tenant relative to such reletting. Landlord shall however use commercially reasonable efforts to relet the Premises, to the extent required by Law. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article XXI or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this

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Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

Section 21.3. **Damages Without Lease Termination.** In the event that Landlord does not elect to terminate this Lease, but on the contrary elects to take possession of the Premises, then, in addition to all other rights and remedies of Landlord, Tenant shall pay to Landlord (i) Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the rent received from such reletting will be made in determining the net proceeds from such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which such sums would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such Rent and other sums from Tenant on each such day.

Section 21.4. **Damages Upon Lease Termination.** In the event that Landlord elects to terminate this Lease, then, in addition to all other rights and remedies of Landlord, Tenant shall remain liable to pay to Landlord as damages an amount equal to (i) all Rent due hereunder accrued and unpaid for the period up to and including the date on which the Lease is terminated, plus (ii) all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, plus (iii) all reasonable costs and expenses, including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of any of its rights and remedies hereunder, plus (iv) the present value (based upon a discount rate of eight percent (8%) per annum) of the Rent provided to be paid for the remainder of the Term, plus (v) interest on the foregoing amounts at the Delinquency Rate from the date of Landlord's notice to Tenant demanding payment therefor until paid.

In the alternative, Landlord shall have the right, from time to time, to recover from Tenant upon demand, and Tenant shall remain liable to pay Landlord for, (i) all Rent and other amounts due and owing under this Lease not previously paid pursuant to the provisions of this Lease, plus (ii) damages equal to the sum of (y) all Rent and all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (z) such amounts as Landlord may actually receive from reletting after first paying all costs of such reletting, including, without limitation, the expenses enumerated in Section 21.3 and the net amounts of rent collected remaining after such expenses shall operate only as an off setting credit against the amount due hereunder with any excess or residue belonging solely to Landlord, plus interest on the foregoing sum at the Delinquency Rate from the date of Landlord's notice to Tenant demanding payment therefor until paid. In the case of any Event of Default by Tenant, Landlord shall have the obligation to use all commercially reasonable efforts to mitigate its damages to the extent required by law.

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Section 21.5. Survival of Tenant Obligations. No termination of this Lease and no taking possession of and/or reletting the Premises or any part thereof, shall relieve Tenant of its liabilities and obligations hereunder, except as specifically provided herein, all of which shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.

Section 21.6. Tenant Waiver. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article XXI. Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. No failure by either party to insist upon the strict performance by the other party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or completed with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 21.7. Suits to Recover Damages. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Event of Default by Tenant.

Section 21.8. Receipt of Payment after Termination. No receipt of moneys by Landlord from Tenant after the termination of this Lease or Tenant's right to possession, or after the giving of any notice of the termination of this Lease or Tenant's right to possession, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises or any part thereof by proper remedy, it being agreed that after the service of notice to terminate this Lease or Tenant's right to possession or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, or any part thereof or interest therein, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the Tenant's liability hereunder.

Section 21.9. Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be

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exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. Section 21.10. Tenant's Remedies. In the event of a default hereunder by Landlord, Tenant · shall have all rights and remedies available at law or in equity. In addition to, and not in limitation of, the foregoing, in the event Landlord defaults in its obligation hereunder to perfonn any maintenance or repair work, to pay any Taxes when due or to maintain any of the insurance required ofthe Landlord hereunder or in the event that Substantial Completion ofthe Improvements does not occur on or before June 1, 2010 for any reason other than a Tenant Delay or a Force Majeure Delay then, in the event Landlord fails to cure within the time periods referenced in Section 20.2, Tenant shall have the right to give Landlord a second written notice (a "Self-Help Exercise Notice") requesting performance of such Landlord obligations, which notice shall contain a sentence stating "LANDLORD'S FAILURE TO PERFORM THE OBLIGATIONS IN QUESTION WITHIN TEN (10) BUSINESS DAYS AFTER LANDLORD'S RECEIPT HEREOF SHALL GIVE TENANT THE RIGHT TO PERFORM SUCH OBLIGATIONS ON LANDLORD'S BEHALF AND AT LANDLORD'S SOLE COST AND EXPENSE." In the event that Landlord fails to commence to perform such obligations within ten (10) business days after such Self-Help Exercise Notice is provided to Landlord, or thereafter fails at any time to diligently pursue such obligations to · completion, Tenant may perform such obligations on Landlord's behalf and at Landlord's sole cost and expense, and any and all costs and expenses incurred by Tenant in connection therewith ("Self- Help Costs") shall be due and payable by Landlord to Tenant within thirty (30) days after an invoice, along with documents evidencing the costs incurred by Tenant, are provided to Landlord. In the event that Landlord fails to pay the Self-Help Costs to Tenant within said thirty (30) day period, Tenant may file a cause of action against Landlord seeking a judgment in the amount of such Self Help Costs. In the event that a final, nonappealable judgment is entered against Landlord by a court of competent jurisdiction, Tenant shall have the right to offset or deduct any Self-Help Costs so adjudicated as owed to Tenant by Landlord from the next payments of Base Rent due hereunder, provided, the maximum. offset or deduction with respect to any single Base Rent payment shall not exceed an amount equal to fifty percent (50%) of such payment. ARTICLE XXII -LANDLORD'S PERFORMANCE OF TENANT'S COVENANTS Section 22.1. Landlord's Right to Perform Tenant's Obligations. In the case ofan Event of Default by Tenant hereunder, Landlord may (but shall not be obligated to do so), and without waiving or releasing Tenant from any obligation ofTenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the Delinquency Rate, shall be payable to Landlord upon demand as Additional Rent. Except in the case of an Emergency Situation, Landlord shall use reasonable efforts to give prior written notice (which may be oral) ofits performance, if reasonably feasible under the circumstances. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. In exercising its rights hereunder, Landlord shall use reasonable efforts not to interfere with the normal operation ofthe Premises. The term "Emergency Situation" shall mean a situation_which has caused or ~s likely to cause bodily 781999_9 28 injury to persons, contamination of or physical damage to the Premises (or any portion thereof) or adjoining property or economic liability or criminal jeopardy to Landlord.

ARTICLE XXIII - SUBORDINATION TO MORTGAGES

Section 23.1. Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes referred to as "**Mortgage**") against the Premises or any portion thereof. Landlord represents and warrants to Tenant that no Mortgage currently encumbers any portion of the Project. As a condition to the subordination of this Lease to any such Mortgage, Landlord agrees to obtain from any existing or future Mortgagee, from time to time, a subordination, non-disturbance and attornment agreement ("**SNDA**") in a form customarily required by institutional lenders, which Tenant shall thereafter execute and return to such Mortgagee, provided that no such instrument shall be effective or binding on Tenant unless and until the same shall be executed and delivered to Tenant by such Mortgagee. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

ARTICLE XXIV - INDEMNITY AND WAIVER

Section 24.1. Tenant Indemnity. Tenant shall not do or permit any act or thing to be done or omit to do any act or thing upon the Premises which may subject Landlord to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of applicable laws and shall exercise such control over the Premises so as to fully protect Landlord against any such liability. To the maximum extent permitted by applicable law, and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Indemnified Party (as hereinafter defined), Tenant shall defend, indemnify and save Landlord, and any official, agent, beneficiary, assignee, contractor, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Landlord together with their representatives, successors and assigns (each a "**Landlord Indemnified Party**") harmless from and against any and all liabilities, suits, judgments, settlements, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and attorneys' fees, court costs and disbursements (collectively, "**Claims**"), which may be imposed upon or incurred by or asserted against any Landlord Indemnified Party to the extent cause by any one or more of the following occurring during or after (but attributable to a period of time falling within) the Term: (i) any act or failure to act on the part of Tenant or any member of the Tenant Group; or (ii) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof as a result of the act or neglect of Tenant or any member of the Tenant Group.

Section 24.2. Landlord Indemnity. Landlord shall not do or permit any act or thing to be done or omit to do any act or thing upon the Premises or the Project which may subject Tenant to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of applicable laws and shall exercise such control over the Project so as to fully protect Tenant against any such liability. To the maximum extent permitted by applicable law, and except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Group (as hereinafter defined), or any of them, Landlord shall defend, indemnify and save Tenant and the Tenant Group harmless from and against any and all Claims which may be imposed upon or incurred

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by or asserted against Tenant or the Tenant Group, or any of them, to the extent cause by any one or more of the following occurring during or after (but attributable to a period of time falling within) the Term: (i) any act or failure to act on the part of Landlord or any Landlord Indemnified Party; or (ii) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof as a result of the act or neglect of Landlord or any Landlord Indemnified Party.

Section 24.3. **Tenant's Property.** All of Tenant's Property and other personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Indemnified Party.

ARTICLE XXV – SURRENDER

Section 25.1. **Condition of Premises.** Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear and damage from casualty and condemnation excepted. "**Broom clean**" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the Building and on the grounds comprising the Premises.

Section 25.2. **Removal of Tenant's Property and Alterations.** Upon the termination of this Lease by forfeiture, lapse of time, or otherwise, Tenant shall remove Tenant's Property and Alterations designated by Landlord in accordance with Section 12.1. Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Property or such Alterations from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant's Property and Alterations as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

Section 25.3. **Holdover.** If Tenant retains possession of the Premises or any part thereof after the termination of the Term without Landlord's consent, by lapse of time or otherwise, then Tenant shall pay to Landlord Rent, at one and one-half of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In addition thereto, Tenant shall pay Landlord all actual and direct damages (and in the event that Tenant's retention of the Premises or any part thereof exceeds sixty (60) days, consequential damages), sustained by Landlord by reason of Tenant's retention of possession. The provisions of this paragraph do not limit the Landlord's rights of re-entry or any other right hereunder.

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ARTICLE XXVI - COVENANT OF QUIET ENJOYMENT

Section 26.1. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord's obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

ARTICLE XXVII - RECORDING

Section 27.1. Recording. Upon the request of either party, a memorandum of this Lease shall be recorded in the register of deeds office of the county in which the Premises are located. Neither party shall record this Lease itself.

ARTICLE XXVIII – NOTICES

Section 28.1. Notices. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given (i) on the date sent, if delivered by hand, (ii) one day after the date such notice is deposited with an overnight delivery service; (iii) on the date sent, if delivered via facsimile at the number(s) set forth below, with a hard copy to follow by overnight delivery service; (iv) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt if sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If intended for Landlord:	c/o CenterPoint Properties Trust 1808 Swift Drive Oak Brook, Illinois 60523-1501 Attention: Chief Operating Officer Facsimile Number: 630-586-8010
If intended for Tenant:	C&H Service, LLC 770 South 70th Street Milwaukee, Wisconsin 53214 Attention: Chief Financial Officer Facsimile Number: 414-302-0655

or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder.

ARTICLE XXIX - COVENANTS, SUCCESSORS AND ASSIGNS

Section 29.1. Covenants. All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors,

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administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the Land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained. Section 29.2. Sale of Project. Landlord shall at all times following the Commencement Date (adjusted, if required, in accordance with Section 3.3) have the right to sell the Project or any part thereofand in connection therewith, to assign Landlord's rights and obligations under this Lease to any such purchaser. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Project, and in the event of any transfer or transfers oftitle to the Project or anyj>art thereof, provided Landlord's transferee assumes in writing all of Landlord's obligations hereunder, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved ofall liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be perfonned on or after the date of such transfer. ARTICLE XXX - ENVIRONMENTAL MATIERS Section 30.1. Defined Terms. A. "Hazardous Material" shall include but shall not be limited to any substance, material, or waste that is regulated by any federal, state, or local gqvernrnental authority because of toxic, flammable, exp_losive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," or "solid waste" in any Environmental Law. B. "Environmental Law" shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safety, any Hazardous Material, or the environment (including, but not limited to, ground, air, water, or noise pollution or contamination, and underground or aboveground tanks) together with all rules, regulations, orders, and decrees now or hereafter promulgated under any ofthe foregoing, as any ofthe foregoing now exist or may be changed or amended or come into effect in the future. 781999_9 32

C. "Environmental Claim" shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, or suit for damages (including reasonable attorneys', consultants', and experts' fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law. D. "Pre-Existing Condition" shall mean the presence ofany Hazardous Material on the Premises, to the extent such Hazardous Material was not introduced onto the Premises after the Commencement Date. E. "Environmental Condition" shall mean (i) the presence on the Premises of one or more underground storage tanks or (ii) the existence ofany Hazardous Material on the Premises, other than a Pre-Existing Condition, (i) in violation ofor requiring cleanup under any Environmental Law or the provisions of this Article XXX, or (ii) in concentrations or at levels exceeding applicable federal, state, or local standards for soil, groundwater, or waste on residential properties, either of which subjects Landlord to liability for any Environmental Claim or which must be remediated to prevent Landlord from incurring loss of any kind. F. "Environmental Remediation" shall mean any investigation, cleanup, removal, . containment, remediation, or other action relating to an Environmental Condition (i) required pursuant to any Environmental Law, or (ii) necessary to prevent Landlord or Tenant from .incurring, or relieve Landlord or Tenant from, loss of any kind as a result of an Environmental Claim. G. "NFR Letter" shall mean an environmental "no further remediation" letter, certificate of completion, covenant not to sue, certificate of closure or any other similar environmental closure document issued by any regulatory body, including any such documents issued in connection with voluntary programs. H. "Remediating Party" shall mean the party which has elected ( or is deemed to have . elected) to perform any Environmental Remediation. L "Tenant Group" any or all of Tenant's agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them. Section 30.2. Tenant's Covenants with Respect to Environmental Matters. During the Tenn, Tenant, at its sole cost and expense, shall: 781999_9 33 tf

A. comply with all Environmental Laws relating to the use and operation of the Premises; B. keep the Premises free of any Hazardous Material other than in connection with the operation ofTenant's business on the Premises, provided such operation is in compliance with all Environmental Laws; C. comply with the terms of any NFR Letters that have been issued with respect to the Project after the Commencement Date; D. not take actions that would in any way violate, invalidate, cause noncompliance with or otherwise affect the validity of any NFR Letter issued with respect to the Project after the Commencement Date; E. not exacerbate a Pre-Existing Condition; F. upon the discovery ofan Environmental Condition that arises as a result ofany act or omission of Tenant or the Tenant Group relating to the Project or the Premises: (i) promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Landlord of the Environmental Condition; (ii) prior to commencement of any Environmental Remediation, submit a proposed· scope of work for the Environmental Remediation., together with a timetable and a cost estimate, to Landlord for review and approval; (iii) after obtaining Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, diligently perform the approved Environmental Remediation; (iv) submit to Landlord in a timely manner for Landlord's review and comment the documentation and information required by Sections 30.5 and 30.6 of this Lease relating to each phase of the Environmental" Remediation, and pay all costs of Landlord described in Section 30.4; (v) comply with applicable release reporting requirements and provide Landlord with any information necessary for Landlord to comply with Environmental Law; and (vi) obtain an NFR Letter or comparable acknowledgment from each federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises have been fully remediated without reliance on institutional controls (including but not limited to deed restrictions) or engineered barriers; 781999_9 34 MPM

G. not install or operate any above or below ground tank, sump, pit, pond, lagoon, or other storage or treatment vessel or device on the Premises without obtaining Landlord's prior written consent; H. not handle, use, generate, treat, dispose of, or pe1TI1it the use, handling, generation, treatment, storage, or disposal of any Hazardous Material in, on, under, around, or above the -Premises at any time during the Te!Til other than in the normal course ofTenant's business, and then only in accordance with all Environmental Laws; L not use any above ground tank (including barrels and drums), of any size within or without the Premises, except (i) in compliance with all Environmental Laws, and (ii) ifsecondary containment approved by Landlord is provided. Empty tanks, barrels and drums shall be presumed to have one (1) inch of product remaining when declared empty. Section 30.3. Exacerbation, Landlord, not Tenant, shall be responsible to remediate a Pre Existing Condition and any Environmental Condition other than any that arises as a result ofthe act or omission of Tenant or the Tenant Group relating to the Project or the Premises, provided, however, ifTenant exacerbates a Pre-Existing Condition or Environmental Condition (as a result of Tenant's investigative or remedial activities or otherwise) during the Tenn, the provisions of this Article XXX shall apply only to such exacerbation ofthe Pre-Existing Condition or Environmental Condition, and Tenant shall perform Environmental Remediation as to such exacerbation. Section 30.4. Assessment and Response Rights. In addition to Landlord's other rights of entry, access and inspection contained in this Lease, Landlord and its agents_and representatives shall have a right of entry and access to the Premises at any reasonable time after reasonable notice in Landlord's discretion and at Landlord's sole expense for the purposes of (i) inspecting the ··-" documentation relating to Hazardous Materials or environmental matters maintained by Tenant or · ·_ any occupant of the Premises; (ii) ascertaining the nature ofthe activities being conducted on the · Premises and investigating whether Tenant is in compliance with its obligations under Article XXX ofthis Lease; (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon, and (iv) performing such environmental investigations, assessments and corrective measures as Landlord may desire to perform. The investigation and assessments may also include reasonable subsurface orother invasive investigation of the Premises, including, but not limited to, soil borings and sampling of site soil and ground or surface water for laboratory analysis, as may be recommended by Landlord's consultant as part ofits inspection of the Premises or based upon such other reasonable evidence of Environmental Conditions warranting such subsurface or other invasive investigation. Tenant will reasonably cooperate with Landlord and Landlord's consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion ofth e environmental assessments and investigations. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials, and substances present on the Premises and shall also have the right to conduct other tests and studies as may be reasonably determined by Landlord to be appropriate in order to investigate whether Tenant is in compliance with its obligations under Article XXX. 781999_9 35 y\/{PM <¢r'

l· j, i. Section 30.5. Copies of Notices. During the Tenn, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Environmental Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received by Tenant or any occupant ofthe Premises, from any federal, state, or local agency or authority, or any other entity or individual (including both governmental and non-governmental entities and individuals), concerning, as it relates to the Premises or the Project, (a) any actual or alleged release by Tenant or the Tenant Group of any Hazardous Material on, to, or from the Premises; (b) any actual or alleged violation of, or responsibility under, Environmental Laws by or on the part of by Tenant or the Tenant Group; or ( c) any actual or alleged liability ofTenant or the Tenant Group under any theory ofcommon law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity. Ifany Hazardous Material is released on, to or from the Premises during the Term by Tenant or the Tenant Group which requires reporting to any federal, state, orlocal agency or authority pursuant to any Environmental Law, Tenant shall promptly notify Landlord (in no event later than three days after first discovering the commencement of a release) of the facts and the actions being taken to remediate and otherwise respond to the release. Tenant agrees to provide · Landlord with copies of all documents submitted to any federal, state or local agency or authority related to such release. Section 30.6. Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord, at Tenant's expense and solely as it relates to the Premises or the Project, with (i) copies of all environmental reports and tests prepared or obtained by or for Tenant or any occupant of the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Material; (iii) copies of any authorizations or permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) prior to filing, copies of any and all reports, notifications, and other filings to be made by Tenant or any occupant of the Premises to any federal, state, or local environmental authorities or agencies, and after filing,. copies of such filings; and (v) any other relevant documents and information with respect to environmental matters relating to the Premises. Tenant shall be obligated to provide such documentation only to the extent that the documentation is within Tenant's possession or control. Section 30.7. Indemnification by Tenant. To the maximum extent permitted by applicable law, and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Indemnified Party or due to any Pre-Existing Condition, Tenant shall reimburse, defend with counsel chosen by Landlord, and reasonably acceptable to Tenant, indemnify, and hold Landlord and any other Landlord Indemnified Party free and harmless from and against any and all Environmental Claims including, without limitation, loss of rental income, loss due to business interruption and reasonable attorney's and consultant's fees, costs and expenses to the extent arising out of or in any way connected with any or all of the following: A. any Hazardous Material (other than a Pre-Existing Condition) which is or was actually or allegedly generated, stored, treated, released, disposed of, or otherwise located on or at the Premises as a result of the act or omission of Tenant or any member ofthe Tenant Group (regardless of the location at which such Hazardous Material is now or may in the future be 781999_9 36 located or disposed of), including, but not limited to any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence, or otherwise based upon, resulting from or in connection with any Hazardous Material; (ii) obligations to take response, cleanup, or corrective action pursuant to any Environmental Laws; and (iii) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;

B. any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions present at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x rays, other forms of radiation and radioactive materials), regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself;

C. any failure by Tenant to comply with any obligation under this Article XXX relating to an Environmental Condition for which Tenant is Remediating Party;

D. the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation or cleanup of any Hazardous Material as a result of the act or omission of Tenant or any member of the Tenant Group; and

E. costs of removal of any and all Hazardous Materials from all or any portion of the Premises, which Hazardous Materials came to be present at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group.

The obligations of Tenant under this Section 30.7 shall survive any termination or expiration of this Lease.

Section 30.8. Liability of Landlord. Landlord agrees to remediate Pre-Existing Conditions and any Environmental Conditions not required to be remediated by Tenant hereunder to the extent required by Environmental Laws, except to the extent the same were exacerbated by Tenant. If any remediation for which Landlord is responsible materially adversely interferes with the operation of Tenant's business at the Premises and Tenant is unable to and does not occupy or use all of the Premises, then Rent shall abate in proportion to the part of the Premises that Tenant is unable to and does not occupy as a result of the remediation until the remediation is substantially complete.

ARTICLE XXXI – RENEWAL OPTIONS

Section 31.1. Renewal Option. Tenant shall have the option (individually referred to as a "**Renewal Option**" and collectively as the "**Renewal Options**") to extend the Term for all of the Premises as of the expiration date of the Term, for two (2) additional periods of three (3) years each (each, a "**Renewal Term**"), upon the following terms and conditions:

A. Tenant gives Landlord non-binding written notice of its exercise of a Renewal Option at least two hundred seventy (270) days prior to the expiration of the Term or the first Renewal Term, as the case may be (each, a "**Preliminary Notice**").

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B. There is no Event of Default by Tenant under this Lease either on the date Tenant delivers the notice required under Section 31.1A above or at any time thereafter prior to the commencement of the Renewal Term so exercised.

C. All of the terms and provisions of this Lease (except this Article XXXI) shall be applicable to each Renewal Term, except that Base Rent for each Renewal Term shall be determined as follows: Base Rent for each Renewal Term shall be determined upon expiration of the initial Term and the first Renewal Term, as applicable, and shall be equal to Landlord's determination of the Fair Value (as hereinafter defined). For purposes of this Lease, "**Fair Value**" shall mean Landlord's determination, utilizing its reasonable judgment, of an annual amount per rentable square foot for each year of the applicable Renewal Term for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing, creditworthy, new non-equity tenant leasing comparable space to Tenant's would pay and a willing, comparable landlord of a building comparable to the Building within a twenty (20) mile radius of the Premises ("**Market**") would accept at arm's length, giving appropriate consideration to annual rental rate per rentable square foot, rental escalations, length of lease term, size and location of the premises being leased, and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market, including any applicable allowances, abatements, and other concessions then being offered therefor. Landlord shall notify Tenant in writing of Landlord's determination of the Fair Value within thirty (30) days following Tenant's delivery of its Preliminary Notice. Within ten (10) business days following Tenant's receipt of Landlord's determination, Tenant shall advise Landlord in writing that (i) Tenant elects to exercise the applicable Renewal Option at the Fair Value outlined in Landlord's determination, (ii) elects to exercise the applicable Renewal Option, but disagrees with the Fair Value set forth in Landlord's determination, or (iii) Tenant declines to exercise the applicable Renewal Option (and in the event that Tenant fails to so deliver such notice, Tenant shall be deemed to have selected option (ii) above). In the event Tenant selects (or is deemed to have selected) option (ii) above, Landlord and Tenant shall institute an appraisal procedure to determine the Fair Value for each year of the applicable Renewal Term by jointly nominating and appointing, within ten (10) days after receipt of notice from the other party, one appraiser who shall make a determination of the Fair Value of the Premises. If Landlord and Tenant fail to jointly agree on the nomination and appointment of one appraiser within said ten (10) day period, each party shall then each nominate and appoint one appraiser within fifteen (15) days after the end of the initial ten (10) day period and give notice of such appointment to the other party. Upon the appointment of the two appraisers as aforesaid, the two appraisers so appointed shall jointly make a determination of the Fair Value of the Premises. If either party fails to appoint an appraiser within said fifteen (15) day period, the appraiser appointed by the other party shall make the determination of the Fair Value. If the two appraisers are unable to agree upon a determination of the Fair Value of the Premises within fifteen (15) days after the appointment of the second appraiser, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of said fifteen (15) day period and give written notice of such appointment to both parties. In the event the two appraisers fail to appoint such third appraiser within said fifteen (15) day period, either party may thereafter apply to the United States District Court for the Eastern District of Wisconsin for the appointment of such third appraiser. The third appraiser shall make a determination of the Fair Value. In the event the

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three appraisers are unable to agree upon a determination of the Fair Value of the Premises within fifteen ( I 5) days after the appointment of the third appraiser, then the Fair Value shall be an amount equal to the average of the three values contained in the respective written appraisals submitted by the appraisers. The appraisers shall make their determination in writing and give notice thereof to both parties. Each appraiser shall afford both parties a hearing and the right to · submit evidence, with the privilege ofcross-examination in connection with its determination of the Fair Value. In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion ofthe appraisal, such appraiser's successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall (x) . be independent ofboth parties ( and ofall persons and entities with interest in either party); (y) have not less than five (S) years' experience in the appraisal of real property; and (z) hold the professional designation M.A.I., or ifthe M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties. Section 31.2. "As Is" Condition. Tenant agrees to accept the Premises to be covered by this Lease during the Renewal Term in an "as is" physical condition (subject to Landlord's repair obligations set forth herein) and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof. Section 31.3. Amendment. In the event Tenant exercises a Renewal Option, Landlord and Tenant shall mutually execute and deliver a mutually acceptable amendment to this Lease reflecting the renewal ofthe Term and the new Base Rent. Section 31.4. Termination. The Renewal Options herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination ofTenant's right to possession ofthe Premises, (iii) any assignment or subletting ofmore than fifty percent ( 50%) ofthe Premises by Tenant other than any allowed under Section 14.5, or (iv) the failure of Tenant to timely or properly exercise a Renewal Option. ARTICLE XXXII- EXPANSION OPTION Section 32.1. Expansion Option. Provided that there is no Event of Default by Tenant under the terms and conditions of this Lease on the date the Expansion Notice (as hereinafter · define4) is delivered to Landlord, Tenant shall have the option ("Expansion Option") to lease the entire remaining portion of the Building depicted on Exhibit "A" attached hereto ("Expansion Premises"), subject to the terms and conditions hereinafter set forth and provided that the Expansion Premises are vacant and not then subject to an existing lease or option or other right to lease. The Expansion Premises is deemed to be 134,170 square feet of space. To the extent Tenant desires to exercise the Expansion Option, Tenant shall deliver written notice ofsame to Landlord ("Expansion Notice"). Tenant shall lease the Expansion Premises on the same terms and conditions as contained in this Lease, except: (i) Tenant shall be obligated to commence paying Rent for the Expansion Premises at the then same per square foot amount ofBase Rent for the initial Premises (based upon a deemed per square foot amount for Base Rent ofTwo and 85/100 Dollars ($2.85) for the twelve (12) month period commencing October 1, 2010, and increases of two percent (2%) on the first day of each October thereafter [for example: in the event that the Expansion Notice is given October 15, 78 1999_9 39

2012, the per square foot amount will be $2.97 and the annual Base Rent for the Expansion Premises ·will be S398,484.90 ($2.97 x 134, l 70)], (ii) Rent for the Expansion Premises shall commence as of the earlier of the date Tenant occupies the Expansion Premises or the date Landlord has completed its work described in the next paragraph of this Section and has delivered the Expansion Premises to Tenant for occupancy by Tenant (the "Expansion Premises Rent Commencement Date") and (iii) from and after the Expansion Premises Rent Commencement Date, (a) the term "Premises", as used Il in this Lease, shall include the Expansion Premises and (b) Tenant's Proportion shall increase to one hundred percent (100%). The Expansion Option may only be exercised with respect to the entire i.I Expansion Premises and may not be exercised with respect to a portion of the Expansion Premises. ! Tenant hereby acknowledges and agrees the Expansion Premises shall be tendered to Tenant by Landlord in its then "as-is" condition, except that Landlord shall promptly after receipt of the Expansion Notice install a similar lighting layout as the existing Premises as ofthe Commencement Date and three (3) openings within the demising wall between the existing Premises and the Expansion Premises. If any lessee then in possession of the Expansion Premises refuses or fails to deliver possession thereof, or in the requisite condition, at the time that such lessee's lease of the Expansion Premises terminates, Landlord shall diligently proceed to compel such lessee to so deliver possession by prosecution of court process and the date for such Expansion Premises to be added to the Premises and the Expansion Premises Rent Commencement Date shall be delayed until possession ofsuch Expansion Premises is delivered to Tenant as aforesaid; however, such failure ofLandlord to deliver possession of the Expansion Premises to Tenant due to the failure of the lessee then in possession to vacate or to appropriately deliver possession ofsuch Expansion Premises to Landlord shall not be a default ofthis Lease by Landlord. The Expansion Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination ofthis Lease, (ii) the termination ofTenant's right to possession ofthe Premises, or (iii) the assignment or subletting ofmore than fifty percent (50%) of the Premises other than any allowed under Section 14.5, or (iv) the failure ofTenant to timely or properly exercise th~ Expansion Option provided herein. Section 32.2. Additional Provisions Following Expansion. Following the Expansion Premises Rent Commencement Date, at Tenant's election expressed to Landlord in writing, Tenant ·shall have the right to self-manage the Building by performing the obligations of Landlord as described in Section 8.2B hereof. In such case, Tenant shall no longer be responsible for the payment of any (a) management fee, or (b) any Expenses that relate to any obligations (such as snowplowing) assumed byTenant that were previously performed by Landlord under Section 8.2B; .provided, however, Tenant shall remain liable to pay to Landlord in the manner set forth in this Lease (i) Taxes, (ii) Expenses for Landlord's Insurance and (iii) Expenses described in Section 8.2C. Also, in the event Tenant elects to self-manage, Landlord shall have no further obligation under Section 8.2B oftbe Lease. 781999_9 40 UiF

ARTICLE XXXIII – RIGHT OF FIRST OFFER TO PURCHASE THE PROJECT

Section 33.1. Right of First Offer to Purchase. In the event that Landlord intends to sell the Project to an unrelated third party in a bona fide transaction (except as set forth in Section 33.3 below), Landlord shall deliver a notice to Tenant ("**ROFO Notice**") indicating the specific sale price and all material terms upon which Landlord intends to sell the Project. Tenant shall have the right ("**ROFO Option**"), within fifteen (15) days after receipt of the ROFO Notice, to exercise, by written notice to Landlord, its ROFO Option to purchase the Project on the same terms and conditions as set forth in the ROFO Notice.

If Tenant does not give Landlord notice in writing within said fifteen (15) day period that Tenant intends to exercise its ROFO Option hereunder, then Landlord shall be free to sell the Project to a third party on materially the same terms and conditions set forth in the ROFO Notice, including a sale price of not less than ninety percent (90%) of the sale price set forth in the ROFO Notice, and in such event, (i) Tenant's rights hereunder shall terminate, and (ii) within seven (7) days after the request of Landlord, Tenant shall acknowledge in writing that it has not exercised its ROFO Option.

In the event that the final negotiated third party sale price is less than ninety percent (90%) of the price set forth in the ROFO Notice, Landlord shall notify Tenant, in writing, of the actual negotiated sale price ("**Revised ROFO Notice**") and Tenant shall have the right, within ten (10) business days after receipt of such Revised ROFO Notice, to exercise, by written notice to Landlord, its ROFO Option to purchase the Project on the same terms and conditions as set forth in the Revised ROFO Notice. In the event that Tenant does not give Landlord notice in writing within said ten (10) business day period, then Landlord shall be free to sell the Project to a third party on materially the same terms and conditions set forth in the Revised ROFO Notice, and, in such event, (i) Tenant's rights hereunder shall terminate, and (ii) within seven (7) days after the request of Landlord, Tenant shall acknowledge in writing that it has not exercised its ROFO Option.

In the event that the sale of the Project fails to close within twelve (12) months following the expiration of Tenant's response period, as provided above, then the ROFO Option shall be fully reinstated and the Project shall again be subject to the ROFO Option.

This is a one (1) time right of first offer to purchase and, in the event that Tenant does not exercise its ROFO Option, as provided above, the ROFO Option shall terminate and be of no further force and effect.

Section 33.2. Conditions. Notwithstanding anything to the contrary contained herein, Tenant's ROFO Option to purchase the Project is subject to all of the following conditions: (i) such ROFO Option to purchase the Project is personal to the named Tenant herein only, and may not be transferred by Tenant to any other party under any circumstances whatsoever, with the exception of a Tenant Affiliate or Tenant Successor, and (ii) the ROFO Option to purchase the Project shall terminate upon the occurrence of an Event of Default by Tenant under the Lease.

Section 33.3. Exclusions. Tenant's ROFO Option to purchase the Project shall not apply with respect to: (i) a bona fide intracorporate transfer or a transfer to any affiliate of Landlord or any member of Landlord or any entity in which Landlord or any member of Landlord has an interest, (ii)

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a first mortgage from an institutional lender not related to or affiliated with Landlord wherein the mortgage is a so-called "Participating Mortgage" under which the lender has a right to participate in the profits or cash flow or both of the Project, (iii) the sale of the Project in a transaction involving the simultaneous lease back of the Project by Landlord, or (iv) a sale of the Project in conjunction with a bona fide portfolio sale involving property other than the Project (each of the foregoing is referred to as an "**Excluded Transaction**"). Tenant's ROFO Option will survive the consummation of any Excluded Transaction.

ARTICLE XXXIV – IMPROVEMENTS

Section 34.1. Landlord's Construction Obligation. Subject to the terms and conditions of this Article XXXIV, approval of the Final Plans (as herein defined) by the Village of Pleasant Prairie, Wisconsin ("**Village**"), and approval of Tenant's use and occupancy of the Premises by the Plan Commission ("**Plan Commission Approval**") of the Village, Landlord shall, at its sole cost and expense, cause the construction of the improvements described in the Final Plans ("**Improvements**") substantially in accordance with the Final Plans. Landlord shall be responsible, at its sole cost and expense, for the payment of all costs and fees (including, but not limited to, permit fees) associated with the construction of the Improvements. Construction of the Improvements, and each component thereof, shall be performed by Landlord: (i) at Landlord's sole cost and expense; (ii) in a good and workmanlike manner utilizing only good grades of materials and finishes and sound construction practices; (iii) in compliance with any and all Restrictions, statutes, rules, orders, ordinances, requirements, regulations, and restrictive covenants applicable to the construction of the Improvements; (iv) in substantial accordance with the Final Plans and any approved Change Orders as hereinafter provided; and (v) in accordance with the applicable terms and provisions of this Article XXXIV.

Section 34.2. Final Plans Approval. Landlord and Tenant agree that the Final Plans shall be substantially consistent with the outline specifications set forth on **Exhibit "D"** attached hereto and made a part hereof ("**Outline Specifications**"). The Final Plans will be prepared at Landlord's cost and expense. A "**Final Plan**" shall be any plan sheets, and approved (or deemed approved) by Tenant, plan sets or specifications prepared by the project architect and submitted to Tenant for comments relating to the construction of the Improvements based upon the Outline Specifications. All of the individual Final Plans, when taken together, shall constitute the Final Plans. Each Final Plan component shall be subject to Tenant's approval (which shall not be unreasonably withheld or delayed), and if Tenant does not approve same, Tenant shall advise Landlord in reasonable detail of the reasons for such disapproval. Tenant's disapproval must be based on the fact that the Final Plan component deviates in any material respect from the Outline Specifications. Tenant shall comment on each Final Plan component submitted to Tenant, and each revision thereof, if applicable, within five (5) business days after receipt thereof from Landlord. In the event that Tenant does not disapprove of a Final Plan component submitted to Tenant within said five (5) business-day period, such Final Plan component thereof shall be deemed approved. Notwithstanding anything to the contrary contained in this Section, Tenant may not object to any changes as may be incorporated in the Final Plans to the extent necessary to obtain the approval of the Village; provided, (i) any such changes shall be incorporated at Landlord's sole cost and expense, (ii) Landlord shall notify Tenant in writing of any such changes prior to the incorporation or construction thereof, and (iii) any such change does not deviate in any material respect from the Outline Specifications unless Tenant has

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been notified of any such proposed change and given the opportunity to discuss the same with the appropriate officials of the Village .

Section 34.3. **Completion of the Initial Improvements.** Landlord shall cause the general contractor to proceed with the construction of the Improvements upon approval of the Final Plans by Landlord, Tenant and the Village and issuance of all permits and approvals required to construct the Improvements.

Section 34.4. **Tenant Information and Documentation.** Tenant agrees to provide Landlord with such information and documentation as may be reasonably requested by Landlord from time to time, in each case within five (5) business days after receipt of Landlord's written request (or if such information or documentation is not reasonably available within such five (5) business day period, then as soon as reasonably practical), to the extent required in order for Landlord to complete the Final Plans, permitting and construction.

Section 34.5. **Tenant Inspections.** Landlord shall keep Tenant advised with respect to the progress of the construction of the Improvements. During the construction of the Improvements and subject to Landlord's reasonable scheduling requirements, Tenant shall have the right to inspect the Premises to monitor the progress of construction of the Improvements; provided, however, that such right may not be exercised unless: (i) Tenant has given Landlord at least two (2) business days' prior written notice of the date and time Tenant intends to exercise such inspection right; (ii) Tenant and/or Tenant's representative are accompanied at all times during the course of said inspection by Landlord and Landlord's representative (provided, in no event shall Tenant be required to delay such entry and inspection due to the unavailability of Landlord or Landlord's representative from time to time), and (iii) Tenant complies with the reasonable requirements of Landlord and the general contractor.

Section 34.6. **Change Orders.** Tenant may propose one or more changes to the Final Plans to Landlord any time, subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, and the Village; provided, however, in no event shall Landlord have any obligation to make any change that will delay the Commencement Date. The changes may only be for improvements to the Premises and may not include any interior furnishings or equipment used in connection with Tenant's business such as racking. As promptly as reasonably practicable after the receipt and approval thereof, Landlord shall provide Tenant with a "**Change Order**" containing the proposed revisions to the Final Plans, a statement of any delay resulting from such Change Order, and the amount of the additional cost, if any, to complete such Change Order (whether hard costs or soft costs), which costs ("**Change Order Costs**") shall be: (i) the actual and reasonable cost of all materials, supplies, equipment and labor used or supplied in making the proposed change, including general conditions and any contractor's fees (which contractor's fees shall not exceed five percent (5%) of such costs); (ii) any architect and engineer fees; (iii) actual and reasonable out-of-pocket soft costs, including actual or imputed carry costs; (iv) actual and reasonable fees and expenses of architects, engineers and other third party consultants in connection with review or approval of such Change Order; and (v) an administrative fee to Landlord equal to five percent (5%) of the total dollar amount of items (i) through (iv). If Tenant fails to approve of the Change Order in writing within five (5) business days after delivery of the same, Tenant shall be deemed to have abandoned its request for such Change Order, the Improvements shall be constructed

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in accordance with the then existing Final Plans and Tenant shall reimburse Landlord for all out of pocket costs incurred by Landlord in connection with the proposed Change Order. If Tenant approves the Change Order by signing and returning a copy of the Change Order to Landlord within said five (5) business day period, Landlord shall cause the Improvements to be constructed in accordance with the final plans, as modified by such Change Order. Payment of the Change Order Costs in excess of the Allowance (as herein defined) shall be due and payable by Tenant upon approval of the Change Order by Tenant, provided that Tenant may elect to apply all of any portion of the Rent Abatement towards payment of the Change Order Costs (e.g., if Tenant applies $20,000.00 of the Rent Abatement towards payment of the Change Order, the total Base Rent that Tenant may abate pursuant to Section 5.4 herein shall be reduced by $20,000.00).

Section 34.7. Punchlist. Within five (5) days after the Substantial Completion of the Improvements, Landlord, the general contractor, the project architect and Tenant shall conduct an inspection of the Premises, and work in good faith to jointly prepare a list containing the portions of the Premises that remain incomplete or defective ("**Punchlist**"), but excluding any damage to the extent caused by any act or omission of Tenant or any member of the Tenant Group or any party claiming by, through or under any of them. Subject to the terms of the warranty referenced in Section 34.9 hereof, any items not on the Punchlist shall, subject to the warranty referenced below, be deemed accepted by Tenant. Tenant shall provide reasonable access to Landlord, its employees, agents, the project architect and all contractors for purposes of the repair and correction of any items on the Punchlist, provided all such access and work shall be conducted and performed during normal business hours and in a commercially reasonable manner so as to minimize any interference with Tenant's use and occupancy of, and Tenant's business operations within, the Premises. Landlord shall use reasonable efforts to complete all Punchlist items within thirty (30) days after the Punchlist is prepared.

Section 34.8. Representatives. Landlord designates Ed Harrington as its representative for all purposes of this Article XXXIV. Tenant designates Benedikt Rogmann as its representative for all purposes of this Article XXXIV. Wherever the terms of this Article XXXIV require any notice to be given to or by a party, or any determination or action to be made or taken by a party, the representative of each party shall act for and on behalf of such party, and the other party shall be entitled to rely thereon. Either party may designate one or more substitute representatives for all or a specified portion of the provisions of this Article XXXIV, subject to notice to the other party of the identity of such substitute representative.

Section 34.9. Warranty. Landlord represents that it shall obtain a warranty against defective materials and workmanship with respect to the Improvements constructed therein (inclusive of any Change Orders) from the general contractor for a period of one (1) year from Substantial Completion of the Improvements. Tenant shall notify Landlord in writing of any defective condition occurring with respect to the Improvements promptly following Tenant's discovery thereof during the applicable warranty period (provided any notice given prior to the expiration of such warranty period shall be deemed timely and effective, whether or not corrective action is taken prior to such expiration) and Landlord shall thereafter cause the party issuing the warranty to promptly perform any and all remedial work required to be performed under such warranty. Landlord will assign all extended warranties from contractors or material suppliers to Tenant. Landlord warrants that all portions of the Premises will be in good working order for a

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period of one (1) year after the Commencement Date. The foregoing warranty shall cover all costs of material and labor.

Section 34.10. Change Order Allowance. Landlord shall make available to Tenant, and Tenant shall have the right to use and apply, up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) ("**Allowance**") for Change Order Costs. If the total of Change Order Costs is less than the Allowance, then the excess shall be applied as a credit against Rent due hereunder commencing on the Commencement Date or termination of the Abatement Period, whichever is later.

ARTICLE XXXV – MISCELLANEOUS

Section 35.1. Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

Section 35.2. Severability. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 35.3. Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.

Section 35.4. Amendments in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

Section 35.5. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

Section 35.6. Brokerage. Tenant warrants that it has no dealings with any real estate broker or agent in connection with this lease other than Landlord's Broker and Tenant's Broker, if any, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Tenant. Landlord warrants that it has no dealings with any real estate broker or agent in connection with this lease other than Landlord's Broker and Tenant's Broker, if any, and Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Landlord. Landlord shall pay the

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brokerage commission due Landlord's Broker and Tenant's Broker, if any, pursuant to any written agreement between Landlord and such parties.

Section 35.7. <u>No Accord and Satisfaction</u>. No payment by Tenant or receipt by Landlord of a lesser amount than the full amount stipulated herein as then required to be paid by Tenant in respect of Tenant's obligations under this Lease for Rent or any other payments shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any such amount be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided in this Lease.

Section 35.8. <u>Joint Effort</u>. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

Section 35.9. <u>Counterclaims</u>. If Landlord commences any proceeding for nonpayment of Rent or any other sum due to be paid by Tenant under this Lease, Tenant hereby agrees that Tenant will not impose any counterclaim of any nature or description in any such proceeding, provided however, that such agreement of Tenant shall not be construed as a waiver of the right of Tenant to assert such claim in a separate action or actions brought by Tenant.

Section 35.10. <u>Time</u>. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

Section 35.11. <u>Landlord's Consent</u>. Landlord's granting of any consent under this Lease, or Landlord's failure to object to any action taken by Tenant without Landlord's consent required under this Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant. Notwithstanding anything in this Lease to the contrary, with respect to any provision of this Lease which requires Landlord's consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim for (and Tenant hereby waives any claim for) money damages as a result of any claim by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

Section 35.12. <u>Landlord's Liability</u>. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Project (together with the rents, proceeds, and profits derived therefrom) for the satisfaction of each and every remedy of Tenant in the event of any default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 35.13. <u>Landlord Rights</u>. This Lease does not grant any rights to light or air over or about the Premises. Landlord specifically excepts and reserves to itself, the use of any roofs, the

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exterior and structural components of the Building, all rights to the land and improvements below the improved floor level of the Building, to the improvements and air rights above the Building and to the improvements and air rights located outside the demising walls of the Building and to such areas within the Building and Land required for installation of utility lines and other installations and to such portions of the Premises necessary to access, maintain and repair same, and no rights with respect thereto are conferred upon Tenant.

Section 35.14. **Entire Agreement**. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that no party hereto is relying upon any statement or representation, not embodied in this Lease, made by the other. Each party expressly acknowledges that, except as expressly provided in this Lease the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.

Section 35.15. **Net Lease**. Except as otherwise expressly provided herein, this Lease shall be deemed and construed to be a "net lease" and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Lease, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord.

Section 35.16. **Application of Payments**. Landlord shall have the exclusive right to determine how, and in what amounts, payments received from Tenant (or any Guarantor) are applied to amounts due and past due hereunder, and such determination shall be conclusive upon the Tenant and any Guarantor.

Section 35.17. **Authority**. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Lease and has taken all corporate, partnership or limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of Tenant enforceable in accordance with its terms. Landlord represents and warrants that it is duly formed and in good standing, and has full corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Lease and has taken all corporate, partnership or limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of Landlord enforceable in accordance with its terms.

Section 35.18. **Force Majeure**. Neither party shall be considered in default of any obligation to be performed by such party under this Lease if such party fails to timely perform such obligation and such failure is due to any of the causes described in Section 1.1.N of this Lease, or other causes beyond such party's reasonable control; provided, however, that lack of funds or failure to obtain financing shall not be deemed a cause beyond the reasonable control of a party and nothing contained

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L herein is intended nor shall be construed to pennit the extension of the date for payment of any amounts due under this Lease. 781999_9 48 L-&i--

IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above. TENANT: C&H SERVICE, LLC, a Delaware limited liability company By. N~f<=~ i~----~-._....~.......-~C.0:.,---- ---- Attest: By: Title:. ___---m..'-'--=-=l::.,..,~:J= ·.,=.t..,,,t.....:zt--=--- ------ LANDLORD: LAKE NTURE, LLC, a elaware limited liability · By: By: 781999_9 49